
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidating balance sheet and consolidating statement of income contained in
Form U-3A-2 of EnergyNorth, Inc. for the calendar year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000
<PERIOD-TYPE>           YEAR
<FISCAL-YEAR-END>               SEP-30-1996
<PERIOD-END>                    DEC-31-1996
<BOOK-VALUE>                       PER-BOOK
<TOTAL-ASSETS>                      144,967
<TOTAL-OPERATING-REVENUES>           92,432
<NET-INCOME>                          5,945
